UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2013

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction

of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2013, Vapor Corp. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with various institutional and individual accredited investors and certain of its officers and directors (collectively, the “Investors”) to raise gross proceeds of $10 million in a private placement of 16,666,667 shares of its common stock at a per share price of $0.60.

The Company expects to receive net proceeds from the private placement of approximately $9 million, after paying placement agent fees and estimated offering expenses, which will be used to fund the Company’s growth initiatives and for working capital purposes.

The closing of the private placement is subject to customary closing conditions. The shares of common stock issuable to the Investors at the closing of the private placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).

In conjunction with completion of the private placement, the holders of the Company’s approximately $1.7 million of outstanding senior convertible notes, some of whom are officers and directors of the Company, have agreed to convert in full all of these senior convertible notes into approximately 3.9 million shares of the Company’s common stock, whereupon all of these senior convertible notes will be fully extinguished and cease to be outstanding.

Under the terms of the Purchase Agreement, the Company is required to take, among others, the following actions at or after the closing of the private placement:

•	At the closing, the Company is required to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors (other than the Company’s participating officers and directors), pursuant to which the Company will be required to file one or more shelf registration statements (the “Shelf Registration Statements”) with the Securities and Exchange Commission (“SEC”) registering for resale by the Investors (other than the Company’s participating officers and directors) the shares of common stock purchased by them in the private placement. If an initial Shelf Registration Statement is (i) not filed within 30 days after closing, (ii) not declared effective by the earlier of (A) five business days after the SEC informs the Company that the Company may request effectiveness of such initial Shelf Registration Statement or (B) 90 days after the closing or (iii) not effective for resales for more than 20 consecutive days or more than 45 days in any 12 month period during the registration period (i.e., the earlier of the date on which the shares have been sold or are eligible for sale under SEC Rule 144 without restriction) or any other required Shelf Registration Statement is not timely filed, declared effective by the SEC or continuously effective in accordance with the time periods prescribed by the Registration Rights Agreement, the Company is required to pay the Investors (other than the Company’s participating officers and directors) liquidated damages in cash equal to 1.5% of the aggregate purchase price paid by the Investors (other than the Company’s participating officers and directors) for the Shares for every 30 days or portion thereof until the default is cured;

•	Within 60 days after closing, the Company is required to effect a reverse stock split on its common stock at a ratio determined in good faith by the Company’s Board of Directors (the “Board”) based on market conditions and other factors it deems relevant subject to the reasonable approval of the Investors which are affiliates of AWM Investment Company; provided, however, that the split ratio is required to yield an immediate post-split adjusted price per share of common stock of not less than 150% of the minimum bid price required for the Company to list its shares of common stock on The NASDAQ Capital Market;

•	Within 180 days after closing, the Company is required to reconstitute the Board so that as so reconstituted, the Board shall consist of not less than five members, a majority of whom are required to qualify as an “independent director” as defined in NASDAQ Marketplace Rule 5605(a)(2) and the related NASDAQ interpretative guidance;

•	As soon as reasonably practicable but not later than December 31, 2013, the Company is required to reincorporate to the State of Delaware from the State of Nevada;

•	As soon as reasonably practicable but not later than 9 months after closing, the Company is required to list its common stock on The NASDAQ Capital Market and up until such time as the listing is accomplished the Company is required to comply with all NASDAQ rules (other than NASDAQ’s board composition, board committee, minimum bid price and similar listing requirements), such as holding annual meetings and the timely filing of proxy statements; and

•	Within 30 days after closing, the Company is required to reduce the number of shares of common stock reserved for issuance under its existing equity incentive plan to 9 million shares from 40 million shares (prior to giving effect to the reverse stock split referenced above). At no time is the Company permitted to have awards outstanding under its equity incentive plan(s) or otherwise for more than an aggregate of 9 million shares of common stock (appropriately adjusted for the reverse stock split referenced above and for any other stock split, stock dividend or other reclassification or combination of the common stock occurring after the closing).

The foregoing description of the Purchase Agreement and the private placement and the other transactions contemplated thereby is qualified in its entirety by reference to the full text of the Purchase Agreement and the form of Registration Rights Agreement filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The Company has issued a press release reporting its entry into the Purchase Agreement and the private placement contemplated thereby, which is filed herewith as Exhibit 99.1.

Item 3.02.	Unregistered Sale of Securities.

The information required by this Item 3.02 is set forth in Item 1.01 above, which is incorporated herein by reference.

The sale of securities reported in Item 1.01 above was made in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) and Rule 506 of Regulation D as promulgated under the Securities Act for transactions by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement dated as of October 22, 2013 by and among Vapor Corp. and the Investors signatories thereto

10.2	Form of Registration Rights Agreement

99.1	Press Release of Vapor Corp. dated October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

(Registrant)

By:	/s/ Harlan Press
Harlan Press
Chief Financial Officer

Date: October 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated as of October 22, 2013 by and among Vapor Corp. and the Investors signatories thereto

10.2	Form of Registration Rights Agreement

99.1	Press Release of Vapor Corp. dated October 23, 2013